UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2009

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following information is being furnished pursuant to both Item 1.01 and 2.03.

On February 17, 2009, Rainmaker Systems, Inc. (“Rainmaker”) executed a further amendment to its secured revolving line of credit (the “Revolving Credit Facility”) with the company’s lender, Bridge Bank. The amendment replaces a financial covenant that currently requires Rainmaker to not incur a year-to-date net loss exceeding by 10% the amount of the loss recited in Rainmaker’s operating plan approved by Bridge Bank with a financial covenant that requires Rainmaker to not incur a year-to-date Non-GAAP Net Loss exceeding by 10% the amount of the loss recited in Rainmaker’s operating plan approved by Bridge Bank. For purposes of the amendment, “Non-GAAP Net Income/Loss” is defined as: net income before (i) amortization of intangible assets, generally associated with acquisitions, (ii) accounting for employee stock compensation plans as required by SFAS 123(R), and (iii) accounting for costs associated with the impairment of disposal of long-lived assets.

The Revolving Credit Facility is secured by substantially all of Rainmaker’s consolidated assets including intellectual property.

The Revolving Credit Facility contains customary covenants that will, subject to limited exceptions, limit Rainmaker’s ability to, among other things, (i) create liens; (ii) make capital expenditures; (iii) pay cash dividends; and (iv) merge or consolidate with another company. The Revolving Credit Facility provides for customary events of default, including nonpayment, breach of covenants, payment defaults of other indebtedness, and certain events of bankruptcy, insolvency and reorganization that may result in acceleration of outstanding amounts under the amended Credit Facility.

As of February 23, 2009, the company had approximately $2,824,000 outstanding under the Revolving Credit Facility’s Equipment Finance Sub-facility and had one undrawn letter of credit outstanding under the Revolving Credit Facility in the aggregate face amount of $100,000. The Equipment Finance Sub-facility converted to term debt as at December 31, 2008, and will be paid off in 34 monthly installments at a fixed rate of 6.00% and matures on October 10, 2012. The interest rate per annum for revolving advances under the Revolving Credit Facility remains at the prime rate, currently at 3.25%.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Modification to Business Loan Agreement dated as of February 17, 2009 between RAINMAKER SYSTEMS, INC. and BRIDGE BANK, N.A.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

February 23, 2009 Date	/s/ Steve Valenzuela (Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer